UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) May 10, 2006 (May 10, 2006)

                            Anthracite Capital, Inc.
             (Exact name of registrant as specified in its charter)


              Maryland                001-13937                 13-397-8906
-------------------------------------------------------------------------------
  (State or other jurisdiction of    (Commission               (IRS Employer
           incorporation)            File Number)           Identification No.)


          40 East 52nd Street, New York, New York                    10022
-------------------------------------------------------------------------------
         (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code   (212) 810-3333
                                                   ----------------------------

                                       N/A
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On May 10, 2006, Anthracite Capital, Inc. issued a press release announcing its earnings for the fiscal quarter ended March 31, 2006, which it is furnishing under this Item 2.02 as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)   Exhibits.

99.1     Press Release issued by Anthracite Capital, Inc., dated May 10, 2006.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ANTHRACITE CAPITAL, INC.


                                               By:/s/ James J. Lillis
                                                  -----------------------
                                               Name:  James J. Lillis
                                               Title: Chief Financial Officer

                                               Dated: May 10, 2006

                            ANTHRACITE CAPITAL, INC.
                           CURRENT REPORT ON FORM 8-K
                    Report dated May 10, 2006 (May 10, 2006)


EXHIBIT INDEX

Exhibit No.    Description

99.1           Press Release issued by Anthracite Capital, Inc., dated
               May 10, 2006.

                                                                  Exhibit 99.1


                                                         [GRAPHIC OMITTED]


Contact:          Brian Beades
                  212-810-5596
                  ahr-info@blackrock.com
                  ----------------------


         Anthracite Capital Reports GAAP Earnings of $0.33 Per Share and
        Operating Earnings of $0.32 Per Share for the First Quarter 2006.
      GAAP Book Value Rises $0.29 to $9.88 Per Share as of March 31, 2006.

New York - May 10, 2006 - Anthracite Capital, Inc. (NYSE:AHR) (the "Company" or "Anthracite") today reported diluted net income available to common stockholders for the first quarter of 2006 of $0.33 per share versus $0.27 per share for the same three-month period in 2005.

Operating Earnings (defined below) for the first quarters of 2006 and 2005 were $0.32 and $0.30 per share, respectively.

Chris Milner, Chief Executive Officer of the Company, stated, "This quarter, each of the components of our commercial real estate strategy came together, resulting in strong earnings growth over the previous quarter. Our high-yield debt platform continued to provide a foundation for consistent earnings and our value-added real estate equity investments turned in a strong performance in our first full quarter in the sector. We are also pleased that our European investment activities continue to build momentum with a 33% increase in the portfolio since the end of the year. We remain focused on the commercial real estate sector and continue to grow our platform. As a result, the overall value of the Company has grown significantly in the last two years."

Based on the $0.28 per share dividend declared on February 24, 2006, and the May 9, 2006 closing price of $10.66, Anthracite's annualized dividend yield is 10.5%. Table 1, provided below, reconciles Operating Earnings per share with diluted net income available to common stockholders per share. All currency amounts discussed herein are in thousands, except share and per share amounts.

Investment Activity
In the first quarter of 2006, the Company purchased a total of $313,142 of commercial real estate assets. Included in this amount is $40,316 of non-dollar denominated assets as the Company continues to expand its global investment activities. Commercial real estate assets purchased were comprised of $128,032 of commercial mortgage-backed securities ("CMBS"), $105,092 of multifamily agency securities, $48,637 of commercial real estate loans and $31,381 of real estate equity. In addition, the Company purchased $98,225 of investment grade residential mortgage-backed securities during the quarter.

First Quarter Financial Highlights
As a result of the continued portfolio growth, income from commercial real estate assets increased $13,954, or 25.6%, from the quarter ended March 31, 2005 and $4,450, or 7.0%, from the quarter ended December 31, 2005.

As previously announced, the Company invests in BlackRock Diamond Property Fund ("BlackRock Diamond"). BlackRock Diamond is an open-end fund that applies value-added strategies to a portfolio of commercial real estate properties. For the quarter ended March 31, 2006, the Company recorded $5,542 of income consisting of $370 of current income and

$5,172 of unrealized gains on the underlying portfolio assets. To date, the Company has invested an aggregate of $80,574 and its remaining capital commitments total $19,426. The Company's investment represents a 34.6% interest in a portfolio of fifteen assets with a total market value of approximately $367,000. The BlackRock Diamond fund is managed by a subsidiary of Anthracite's Manager and all financial information was reported by BlackRock Diamond.

The Company's weighted average cost of funds increased to 6.1% at March 31, 2006 from 5.2% at March 31, 2005. The increase in the Company's cost of funds is attributable to the issuance of $175,000 of trust preferred securities at an average cost of funds of 7.6% and increases in short-term interest rates which were offset partly by the Company's interest rate hedging program. The Company's estimated exposure at March 31, 2006 to a 50 basis point move in short-term interest rates remained at $0.01 per share annually.

The Company's Operating Earnings for the first quarter of 2006 represent an annualized return on the quarter's average common stockholders' equity of 13.0%, as compared to 13.8% for the first quarter of 2005 and 11.6% for the fourth quarter of 2005. The net interest margin for the first quarter of 2006 was 2.5% before the effect of the Company's trust preferred security issuances and 2.2% including the cost of the trust preferred security issuances. This is a decrease from 3.2% for the first quarter of 2005 and a decrease from 2.9% for the fourth quarter of 2005. The net interest margin calculation does not include income from Carbon Capital, Inc. ("Carbon Capital I") and Carbon Capital II, Inc. (collectively with Carbon Capital I, the "Carbon Capital Funds") or BlackRock Diamond.

The Company's debt to capital ratio increased to 6.2:1 as of March 31, 2006 from 5.9:1 at December 31, 2005, and the recourse debt to capital ratio increased to
2.4 from 2.0:1 over the same period. The increase in the Company's debt to capital ratios is primarily attributable to the acquisition of assets in anticipation of the Company's sixth collateralized debt obligation ("CDO") issuance as well as the issuance of $100,000 of trust preferred securities during the first quarter of 2006 (discussed below).

Other Income/Loss
The Company had two CMBS that required an impairment of $781 at March 31, 2006. The decline in the updated yield that caused the first quarter 2006 impairment is not related to an increase in losses but rather changes in the timing of credit losses and prepayments. Changes in the timing of credit losses and prepayments caused updated yields on these securities to decline by a weighted average of 16 basis points from their original yields.

Capital Markets Activity
On May 2, 2006, the Company announced the pricing of its sixth CDO issuance ("CDO HY3") resulting in the issuance of $417,000 of non-recourse debt. The debt will be secured by a portfolio of CMBS and subordinated commercial real estate loans. This debt, rated AAA through BBB-, will be privately placed, and the Company will receive additional CDO debt rated BB and 100% of the preferred shares issued by the CDO. The transaction is expected to close on May 23, 2006.

The terms of the offering permit the Company to contribute to the CDO up to $50,000 of additional CMBS during a ramp-up period. These CMBS assets will be contributed at face value. The debt issuance is intended to match fund existing Company assets to be contributed to the CDO at closing, and the assets to be purchased during the ramp-up period, with long-term liabilities. The Company intends to account for this transaction on its balance sheet as a financing. All debt placed will have a weighted average life of 8.1 years, and including interest rate hedges will create a current cost of funds of approximately 6.3% after issuance expenses. The Company will use the net proceeds of the offering to pay down existing debt on the CDO collateral. Since the CDO collateral was not fully levered, the Company expects excess cash of $93,000 after the pay down of existing debt in addition to the $50,000 ramp facility. Following the closing of CDO HY3, approximately 93% of the Company's subordinated CMBS will be match funded in CDOs.

On March 16, 2006, the Company issued $50,000 of trust preferred securities. The trust preferred securities have a thirty-year term at a fixed rate of 7.77% for the first ten years and at a floating rate of three-month LIBOR plus 2.7% thereafter. The trust preferred securities can be redeemed at par beginning in March 2011.

On January 31, 2006, the Company issued $50,000 of trust preferred securities. The trust preferred securities have a thirty-year term at a fixed rate of 7.73% for the first ten years and at a floating rate of three-month LIBOR plus 2.7% thereafter. The trust preferred securities can be redeemed at par beginning in April 2011.

The net proceeds from the aforementioned financing transactions will be used by the Company to continue to execute its commercial real estate strategies including investments in commercial real estate equity and subordinated CMBS.

Richard Shea, President and Chief Operating Officer of the Company, stated, "The Company continues to take advantage of financing opportunities across a broad spectrum of the capital markets. In the past two years we have raised over $565,000 of capital in the secured debt and trust preferred markets. Our capital markets strategy and disciplined hedging program has strengthened our balance sheet at a relatively low cost and provided a strong base for the continued growth in the value of our Company. This is the eleventh consecutive quarter of book value growth notwithstanding higher levels of long and short term interest rates. Another highlight comes from credit performance as 31 securities experienced credit upgrades with no credit downgrades during the quarter. We believe our strong liability platform, book value and credit performance will continue to provide opportunities for growth."

Commercial Real Estate Credit
The Company considers CMBS securities where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company acquired two Controlling Class CMBS transactions during the first quarter of 2006 and owned 24 Controlling Class CMBS transactions at March 31, 2006. Portions of the non-rated tranches of 17 of the 24 transactions are included in CDO HY1 and CDO HY2 which reduces the Company's exposure to the credit risk in these transactions.

The current principal balance of the loans underlying the Company's 24 Controlling Class CMBS is $33,598,059. Delinquencies of 30 days or more on these loans as a percent of current loan balances were 0.51% at the end of the first quarter of 2006, compared with 0.64% at the end of the fourth quarter of 2005.

Commercial Real Estate Securities
During the first quarter of 2006, the Company purchased $233,124 of commercial real estate securities. Included in the amount is $27,279 of non-dollar denominated assets as the Company continues to expand its non-US investment activity. Commercial real estate securities purchased were comprised of $128,032 of CMBS and $105,092 of investment grade multifamily agency securities. The average yields on the Company's commercial real estate securities for the quarters ended March 31, 2006 and 2005 were as follows:


                                                                    For the quarters ended
                                                                          March 31,
                                                                     2006           2005
                                                                 ----------------------------
Investment grade commercial real estate securities                  5.6%           6.7%
Non-investment grade CMBS securities                               10.0%          10.6%
All commercial real estate securities                               7.7%           8.7%

The average cost of financing the commercial real estate securities portfolio during the first quarter of 2006 was 5.6%, compared to 5.3% for the first quarter of 2005.

Net interest income and net realized and unrealized gain from the commercial real estate securities portfolio for the quarters ended March 31, 2006 and 2005 were as follows:


                                                                        For the quarters ended
                                                                               March 31,
                                                                      2006              2005
                                                                 --------------------------------------
Interest income                                                     $37,791                $32,631
Interest expense*                                                  (24,211)               (18,333)
                                                                 --------------------------------------
Net interest income                                                  13,580                 14,298
                                                                 --------------------------------------
Net realized and unrealized gain                                          -                     50
Loss on impairment of assets                                          (781)                  (159)
                                                                 --------------------------------------
Net interest income and gain from commercial real estate            $12,799                $14,189
securities
                                                                 ======================================

 *Including hedges in the Company's CDOs.

Commercial Real Estate Loans

During the quarter ended March 31, 2006, the Company purchased $35,600 U.S. dollar denominated commercial real estate loans with a total principal balance of $40,000 and a British Pound denominated commercial real estate loan with a cost of (pound)7,474 ($13,283) and a principal balance of (pound)7,500. During the quarter ended March 31, 2006, the Company experienced repayments in the aggregate amount of $53,228. This activity brings total commercial real estate loans exclusive of the Company's investments in the Carbon Capital Funds to $361,723 as of March 31, 2006, down from $365,807 at December 31, 2005. The carrying value and average yields on the Company's commercial real estate loans at March 31, 2006 were as follows:


                      Carrying       Carrying                 Average       Average       Average
                                      Value                  Spread to     Spread to     Spread to
                                     (Local      Average      1-month       3-month       3-month
                        Value       Currency)     Yield      USD LIBOR     GBP LIBOR      EURIBOR
                    ---------------------------------------------------------------------------------
Fixed Rate            $177,346                    8.88%
Floating Rate           48,905                                 5.85%
Floating Rate           69,189     (pound)39,777                            4.34%
Floating Rate           66,283     (euro) 54,588                                           3.45%
                    ==============
                      $361,723
                    ==============

The Company has four committed warehouse lines with an aggregate borrowing capacity of $575,000, which can be used to finance commercial loan assets. Three of the warehouse lines allow for borrowings in multiple currencies. For the three months ended March 31, 2006 and 2005, the total cost of borrowings secured by loan assets was 5.3% and 3.7%, respectively.

Also included in commercial real estate loans are the Company's investments in the Carbon Capital Funds. The Company's investments in the Carbon Capital Funds are as follows:

                           March 31, 2006        December 31, 2005
                         -------------------- -------------------------
Carbon Capital I                   $6,634              $18,458
Carbon Capital II                  60,364               41,185
                         -------------------- -------------------------
                                  $66,998              $59,643
                         ==================== =========================


The annualized yield on the Carbon Capital Funds was 24.7% for the quarter ended March 31, 2006 as compared with 17.5% for the quarter ended March 31, 2005. The increase in the annualized yield is attributable to prepayment penalties received on underlying assets. For the quarter ended March 31, 2006, Carbon Capital I received repayments of $102,290 while no new loans were acquired. As loans are repaid, Carbon Capital I returns invested capital to investors. For the quarter ended March 31, 2006, Carbon Capital II acquired $111,760 of commercial mortgage loans and received repayments of $101,076. Subsequent to March 31, 2006, Carbon Capital II has acquired an additional $129,119 of commercial mortgage loans. As loans are repaid, Carbon Capital II has redeployed capital into acquisitions of additional loans for the portfolio.

Net interest income from the commercial real estate loan portfolio for the quarters ended March 31, 2006 and 2005 is as follows:


                                                               For the quarters ended
                                                                     March 31,
                                                                2006           2005
                                                          --------------------------------
       Interest income                                       $11,816           $8,239
       Interest expense                                      (2,964)          (1,335)
                                                          --------------------------------
       Net interest income from commercial real estate        $8,852           $6,904
       loans
                                                          ================================

Commercial Real Estate, Held for Sale
During the quarter, the Company purchased a defaulted loan from a Controlling Class CMBS trust. The loan was secured by a first mortgage on a multi-family property in Texas. Subsequent to the loan purchase, the property was acquired by the Company at foreclosure. The Company's plan is to enhance leasing activity and increase occupancy rates. Subsequently, the performance of the asset has improved and the Company has entered into a contract to sell the property for an amount in excess of the Company's basis. The sale is contingent on due diligence and other closing matters.

Book Value
Net book value per share at March 31, 2006 was $9.88. This is an increase of 3.0% from $9.59 at December 31, 2005, and an increase of 14.4% from $8.64 at March 31, 2005. This represents a total return including dividends paid of 5.6% and 26.1%, respectively, for the three and twelve months ended March 31, 2006. The increase in book value is a result of credit upgrades and tighter credit spreads offset by higher interest rates.

The Company calculates book value per share based on a liquidation value calculation. Below is a calculation of book value per share for the quarters ended March, 31, 2006, December 31, 2005 and March 31, 2005.

                                                                3/31/06       12/31/2005       3/31/05
                                                            ------------- --------------- --------------
Total Stockholders' Equity                                      $621,012        $598,018       $517,964
Less: Series C Preferred Stock Liquidation Value                (57,500)        (57,500)       (57,500)
                                                            ------------- --------------- --------------
Common Equity                                                   $563,512        $540,518       $460,464
Shares Outstanding                                                57,053          56,339         53,297
Book Value Per Share                                               $9.88           $9.59          $8.64
                                                            ============= =============== ==============


Reconciliation of Operating Earnings to Diluted Net Income Available to Common Stockholders (Table 1)
The Company considers its Operating Earnings to be net interest income after operating expenses and preferred dividends but before realized and unrealized gains and losses, hedge ineffectiveness, foreign currency exchange impact and loss on impairment of assets. The Company believes Operating Earnings to be an effective indicator of the Company's profitability and financial performance over time. Operating Earnings can and will fluctuate over time based on changes in asset levels, funding rates, available reinvestment rates, and expected losses on credit sensitive positions. The table below reconciles Operating Earnings per common share with diluted net income available to common stockholders per common share:

                                                         Quarters Ended
                                                           March 31,
                                                   ---------------------------
                                                       2006         2005
                                                   ---------------------------
  Operating earnings per share                       $0.32         $0.30
  Net realized and unrealized gain (loss)             0.01         (0.03)
  Net foreign currency gain (loss) and hedge
       ineffectiveness                                0.01             -

  Loss on impairment of assets                       (0.01)            -
                                                   ---------------------------
  Diluted net income available to common             $0.33         $0.27
  stockholders per share
                                                   ===========================

Dividend Reinvestment Plan
As previously announced, if you are a participant in Anthracite Capital, Inc.'s Dividend Reinvestment and Stock Purchase Plan (the "Plan"), please note that the Plan has been suspended for all investments after February 24, 2006,and for all future investment dates. The Plan will remain in place and may be resumed by the Company at any time.

During the quarter ended March 31, 2006, the Company issued 590,216 shares under the Plan at a collective weighted-average issuance price of $10.62 per share. The optional cash portion of the Plan allowed participants to invest up to $20,000 per month at a 2% discount. The optional cash portion of the plan represents 575,312 of the shares that were issued during the quarter under the Plan. The remaining 14,904 shares issued under the Plan during the quarter are attributable to the dividend reinvestment portion of the Plan.

To request a prospectus and receive enrollment materials or to ask questions about the Plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-810-3333. The Company's website address is www.anthracitecapital.com.

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. ("BlackRock") (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $463.1 billion in global assets under management as of March 31, 2006. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors. BlackRock is a member of The PNC Financial Services Group, Inc. ("PNC") (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $163.1 billion in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of March 31, 2006.


Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:
(1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2005 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

 To learn more about Anthracite, visit our website at www.anthracitecapital.com.
           The information contained on the Company's website is not
                         a part of this press release.


                                   Anthracite Capital, Inc. and Subsidiaries
                          Consolidated Statements of Financial Condition (Unaudited)
                                     (in thousands, except per share data)
---------------------------------------------------------------------------------------------------------------------------------
                                                                               March 31, 2006             December 31, 2005

ASSETS
Cash and cash equivalents                                                      $27,590                      $40,556
Restricted cash equivalents                                                      1,069                        1,246
Residential mortgage-backed securities ("RMBS")                                342,810                      259,026
                                                                        ---------------               --------------
    Cash and RMBS                                                                            371,469                     300,828
Commercial mortgage loan pools                                               1,287,277                    1,292,407
Commercial real estate securities                                            2,215,620                    2,005,383
Commercial real estate loans                                                   428,720                      425,453
Commercial real estate                                                          88,065                       51,003
Commercial real estate, held for sale                                            5,435                            -
                                                                                       --------------               -------------
    Total commercial real estate                                                           4,025,117                   3,774,246
Other assets                                                                                 117,595                      91,107
                                                                                       --------------
     Total Assets                                                                         $4,514,181                  $4,166,181
                                                                                       ==============               =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short term borrowings:
    Secured by pledge of RMBS                                                 $304,586                     $249,122
    Secured by pledge of commercial real estate securities                     802,227                      617,194
    Secured by pledge of commercial mortgage loan pools                          6,185                        5,977
    Secured by pledge of commercial real estate loans                          201,347                      230,945
                                                                        ---------------               --------------
    Total short term borrowings                                                            1,314,345                   1,103,238
Long term borrowings:
    Collateralized debt obligations                                          1,066,574                    1,066,930
    Secured by pledge of commercial mortgage loan pools                      1,267,611                    1,272,931
    Junior subordinated notes to subsidiary trust issuing
          preferred securities                                                 180,477                       77,380
                                                                        ---------------               --------------
    Total long term borrowings                                                             2,514,662                   2,417,241
                                                                                       --------------               -------------
Total borrowings                                                                           3,829,007                   3,520,479
Payable for investments purchased                                                             20,660                           -
Distributions payable                                                                         16,873                      16,673
Other liabilities                                                                             26,629                      31,011
                                                                                       --------------               -------------
     Total Liabilities                                                                     3,893,169                   3,568,163
                                                                                       --------------               -------------

Stockholders' Equity:
Common Stock, par value $0.001 per share; 400,000 shares authorized;
     57,053 shares issued and outstanding in 2006; and                                            57                          56
     56,339 shares issued and outstanding in 2005
9.375% Series C Preferred Stock, liquidation preference $57,500                               55,435                      55,435
Additional paid-in capital                                                                   619,984                     612,368
Distributions in excess of earnings                                                        (127,219)                   (130,038)
Accumulated other comprehensive income                                                        72,755                      60,197
                                                                                       --------------               -------------
      Total Stockholders' Equity                                                             621,012                     598,018
                                                                                       --------------               -------------
      Total Liabilities and Stockholders' Equity                                          $4,514,181                  $4,166,181
                                                                                       ==============               =============




                                   Anthracite Capital, Inc. and Subsidiaries
                               Consolidated Statements of Operations (Unaudited)
                                     (in thousands, except per share data)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the Three Months Ended March 31,
                                                                     --------------------------------------------------------------
                                                                                 2006                            2005
                                                                     --------------------------------------------------------------
Operating Portfolio
Income:
    Commercial real estate securities                                           $37,791                      $32,631
    Commercial mortgage loan pools                                               13,227                       13,552
    Commercial real estate loans                                                 11,816                        8,239
    Commercial real estate                                                        5,542                            -
    RMBS                                                                          3,030                        2,880
    Cash and cash equivalents                                                       337                          236
                                                                     --------------------------------------------------------------
        Total Income                                                             71,743                       57,538
                                                                     --------------------------------------------------------------

Expenses:
    Interest expense:
       Short-term borrowings                                                     16,120                        8,350
       Collateralized debt obligations                                           16,134                       15,747
       Commercial mortgage loan pools                                            12,666                       12,780
        Junior subordinated notes                                                 2,220                            -
    General and administrative expense                                            1,104                          820
    Management fee                                                                3,050                        2,579
    Incentive fee                                                                 1,169                            -
                                                                     --------------------------------------------------------------
        Total Expenses                                                           52,463                       40,276
                                                                     --------------------------------------------------------------
Income from the operating portfolio                                              19,280                       17,262
                                                                     --------------------------------------------------------------

Other income (loss):
Net realized and unrealized gain (loss)                                             984                      (1,480)
Foreign currency gain (loss)                                                         44                        (168)
Hedge ineffectiveness                                                               615                          261
Loss on impairment of assets                                                      (781)                        (159)
                                                                     --------------------------------------------------------------
       Total other income (loss)                                                    862                      (1,546)
                                                                     --------------------------------------------------------------

Net Income                                                                       20,142                       15,716
                                                                     --------------------------------------------------------------

Dividends on preferred stock                                                      1,348                        1,348
                                                                     --------------------------------------------------------------

Net Income available to Common Stockholders                                     $18,794                      $14,368
                                                                     ==============================================================

Operating Earnings:
    Income from the operating portfolio                                         $19,280                      $17,262
    Dividends on preferred stock                                                (1,348)                      (1,348)
                                                                     --------------------------------------------------------------
    Net Operating Earnings                                                      $17,932                      $15,914
                                                                     ==============================================================

Operating Earnings available to Common Stockholders per share:
      Basic                                                                       $0.32                        $0.30
      Diluted                                                                     $0.32                        $0.30

Net Income available to Common Stockholders per share, basic                      $0.33                        $0.27

Net Income available to Common Stockholders per share, diluted                    $0.33                        $0.27

Weighted average number of shares outstanding:
    Basic                                                                        56,672                       53,294
    Diluted                                                                      56,678                       53,303

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